UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2023

Civitas Resources, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

555 17th Street, Suite 3700

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 440-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	CIVI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

The reserve report of DeGolyer and MacNaughton relating to the Vencer Energy, LLC’s estimated oil and gas reserves at December 31, 2022 is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

The reserve report of Netherland, Sewell & Associates, Inc. relating to Hibernia Energy III, LLC’s and Hibernia Energy III-B, LLC’s proved reserves and future revenue at December 31, 2022 is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

The reserve report of Ryder Scott Company, L.P. relating to estimates of the proved reserves, future production, and income attributable to certain consolidated leasehold and royalty interests of Tap Rock Resources, LLC, Tap Rock Resources II, LLC and Tap Rock NM10 Holdings, LLC estimated oil and gas reserves at December 31, 2022 is filed herewith as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
23.1	Consent of DeGolyer and MacNaughton.
23.2	Consent of Netherland, Sewell & Associates, Inc.
23.3	Consent of Ryder Scott Company, L.P.
99.1	DeGolyer and MacNaughton Reserve Report of Vencer Energy, LLC as of December 31, 2022.
99.2	Netherland, Sewell & Associates, Inc. Reserve Report of Hibernia Energy III, LLC and Hibernia Energy III-B, LLC as of December 31, 2022.
99.3	Ryder Scott Company, L.P. Reserve Report of Tap Rock Resources, LLC, Tap Rock Resources II, LLC and Tap Rock NM10 Holdings, LLC as of December 31, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Civitas Resources, Inc.

Date: October 4, 2023	By:	/s/ Travis L. Counts
	Name:	Travis L. Counts
	Title:	Chief Legal Officer and Secretary